PURCHASE AGREEMENT AMONG BALENTINE HOLDINGS, INC., ROBERT M. BALENTINE, B. CLAYTON ROLADER, JEFFREY P. ADAMS, ROBERT E. REISER JR., GARY B. MARTIN, WESLEY
A. FRENCH, MICHAEL E. WOLF, THE 1999 BALENTINE FAMILY TRUST, THE ROBERT M. BALENTINE INSURANCE TRUST, MARCIA M. MURRAY, S. BRITTAIN ELLIS PRIGGE, DORSEY D. FARR, WILMINGTON TRUST COMPANY AS TRUSTEE OF THE GRIFFIN TRUST, SOUTHERN HIGHLANDS RESERVE, INC., WT INVESTMENTS, INC. AND WILMINGTON TRUST CORPORATION DATED AS OF JUNE 30, 2004



                                 EXHIBIT 10.62

                               PURCHASE AGREEMENT

                                      AMONG

                            BALENTINE HOLDINGS, INC.,

                              ROBERT M. BALENTINE,

                               B. CLAYTON ROLADER,

                                JEFFREY P. ADAMS,

                             ROBERT E. REISER, JR.,

                                 GARY B. MARTIN,

                                WESLEY A. FRENCH,

                                MICHAEL E. WOLF,

                        THE 1999 BALENTINE FAMILY TRUST,

                    THE ROBERT M. BALENTINE INSURANCE TRUST,

                                MARCIA M. MURRAY,

                            S. BRITTAIN ELLIS PRIGGE,

                                 DORSEY D. FARR,

            WILMINGTON TRUST COMPANY AS TRUSTEE OF THE GRIFFIN TRUST,

                        SOUTHERN HIGHLANDS RESERVE, INC.,

                              WT INVESTMENTS, INC.

                                       AND

                          WILMINGTON TRUST CORPORATION

                            Dated as of June 30, 2004


                                TABLE OF CONTENTS

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                                                                                   PAGE
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BACKGROUND.......................................................................    1

ARTICLE 1  DEFINITIONS...........................................................    1

ARTICLE 2  PURCHASE AND SALE OF THE LLC INTERESTS; CONSIDERATION.................    3

         2.1  Purchase and Sale of the LLC Interests ............................    3
         2.2  Consideration......................................................    4
         2.3  Relinquishment of Rights Under Merger Agreement....................    4
         2.4  Relinquishment of Rights Under LLC Agreement.......................    5
         2.5  Provisions Relating to BMI.........................................    5

ARTICLE 3  REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PRINCIPAL...........    6

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BALENTINE, WTI AND WTC..............    8

ARTICLE 5  CLOSING...............................................................    9

ARTICLE 6  CONDITIONS PRECEDENT TO AND OBLIGATIONS AT CLOSING....................    9

         6.1  Conditions to Obligations of Principals............................    9
         6.2  Conditions to Obligations of Balentine, WTI and WTC................    9
         6.3  Obligations of the Principals at Closing...........................    9
         6.4  Obligations of Balentine, WTI and WTC at Closing...................    9

ARTICLE 7  INDEMNIFICATION.......................................................   10

         7.1  Indemnification by the Principals..................................   10
         7.2  Indemnification by Balentine, WTI and WTC..........................   10
         7.3  Limitation.........................................................   10
         7.4  Defense of Claims..................................................   10
         7.5  Prompt Payment.....................................................   12
         7.6  Sole Remedy........................................................   12
         7.7  Certain Reductions; Subrogation....................................   12

ARTICLE 8  MISCELLANEOUS.........................................................   12

         8.1  Survival of Representations, Warranties and Covenants..............   12
         8.2  Waivers............................................................   12

                                       i
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
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                                                                                   PAGE
         8.3  Modifications.....................................................    13
         8.4  Further Assurances................................................    13
         8.5  Governing Law; Consent to Jurisdiction............................    13
         8.6  Notices...........................................................    13
         8.7  Assignability.....................................................    14
         8.8  Captions..........................................................    14
         8.9  Number and Gender.................................................    15
         8.10  Severability.....................................................    15
         8.11  Counterparts.....................................................    15
         8.12  Principals' Representative.......................................    15

Exhibit A     Closing Certificate of Balentine, WTI and WTC
Exhibit B     Closing Certificate of the Principals
Exhibit C     Wire Transfer Instructions
Exhibit D     Principals' Representative Agreement

Schedule 1    Schedule of Each Principal's Ownership of Minority Interest in LLC
Schedule 2 Schedule of Each Initial Principal's Right to Purchase Price under Merger Agreement
Schedule 3    Schedule of Each Principal's Right to Cash

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the "Agreement") is dated as of June 30, 2004 among Balentine Holdings, Inc., a Georgia corporation ("Balentine"), Robert M. Balentine, B. Clayton Rolader, Jeffrey P. Adams, Robert E. Reiser, Jr., Gary B. Martin, Wesley A. French, Michael E. Wolf, The 1999 Balentine Family Trust, the Robert M. Balentine Insurance Trust (those individuals and trusts are sometimes collectively referred to herein as the "Initial Principals), Marcia M. Murray,
S. Brittain Ellis Prigge, Dorsey D. Farr, Wilmington Trust Company as Trustee of The Griffin Trust, Southern Highlands Reserve, Inc. (those individuals and entities and the Initial Principals are sometimes collectively referred to herein as the "Principals"), WT Investments, Inc., a Delaware corporation ("WTI"), and Wilmington Trust Corporation, a Delaware corporation ("WTC").

                                   BACKGROUND

     A. Balentine, the Initial Principals, WTI and WTC are parties to a Merger Agreement dated as of October 23, 2001, as amended (the "Merger Agreement"). All of the parties are parties to an Amended and Restated Limited Liability Company Agreement dated as of January 2, 2002, as amended (the "LLC Agreement"). Under the Merger Agreement, the Initial Principals are entitled to certain payments of WTC stock in 2005, 2006 and 2007. Under the LLC Agreement, the Principals are entitled to certain payments relating to their limited liability company interests (the "LLC Interests") in Balentine Delaware Holding Company, LLC (the "LLC") and the transfer or sale thereof in the future. The LLC Interests owned by each Principal as of the date hereof are severally set forth on Schedule 1 attached hereto.

     B. The parties desire to accelerate the remaining payments to which the Initial Principals may become entitled under the Merger Agreement, and the Principals desire to sell to Balentine and Balentine desires to purchase from the Principals the LLC Interests.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

     a.   "Act" has the meaning assigned to that term in Section (c)(1) of
          Article 3.

     b.   "BMI" means Balentine Management, Inc., a Delaware corporation.

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     c.   "Capital Account" means, with respect to any Principal, the Capital
Account established and maintained for that Principal on the LLC's books in accordance with Section 1.704(b)(2)(iv) of the Treasury Regulations.

     d. "Closing" and "Closing Date" have the meanings assigned to those terms in Section 2.1.

     e.   "Common Stock" means common stock of WTC, par value $1.00 per share.

     f.   "Encumbrances" has the meaning of assigned to that term in Section
2.1.

     g. "Existing Fund" means any one of Balentine U.S. Small Cap Equity Fund, L.P. (Distribution Class), Balentine U.S. Small Cap Equity Fund, L.P. (Retention Class), Balentine U.S. Small Cap Equity Fund Select, L.P. (Distribution Class), Balentine U.S. Small Cap Equity Fund Select, L.P. (Retention Class), Balentine U.S. Mid Cap Equity Fund, L.P. (Distribution Class), Balentine U.S. Mid Cap Equity Fund, L.P. (Retention Class), Balentine U.S. Mid Cap Equity Fund Select, L.P. (Distribution Class), Balentine U.S. Mid Cap Equity Fund Select, L.P. (Retention Class), Balentine U.S. Large Cap Equity Fund, L.P. (Distribution Class), Balentine U.S. Large Cap Equity Fund, L.P. (Retention Class), Balentine U.S. Large Cap Equity Fund Select, L.P. (Distribution Class), Balentine U.S. Large Cap Equity Fund Select, L.P. (Retention Class), Balentine International Equity Fund, L.P. (Distribution Class), Balentine International Equity Fund, L.P. (Retention Class), Balentine International Equity Fund Select, L.P. (Distribution Class), Balentine International Equity Fund Select, L.P. (Retention Class), Balentine Hedge Fund II Select Limited Partnership, Balentine Global Hedge Fund Limited Partnership, Balentine Global Hedge Fund Select Limited Partnership, Balentine Global Equity Index Fund, L.P. (Retention Class), Balentine Global Equity Index Fund, L.P. (Distribution Class), Balentine Global Equity Index Fund Select, L.P. (Retention Class), Balentine Global Equity Index Fund Select, L.P. (Distribution Class), Balentine Real Estate Fund Select, L.P. (Retention Class) and/or Balentine Real Estate Fund Select, L.P. (Distribution Class) and "Existing Funds" means all of those funds collectively.

     h. "Indemnified Party" means a Person who is or may be entitled to indemnification under Article 7.

     i. "Indemnifying Party" or "Indemnifying Parties" means a Person who is (or the Persons who are) or may be obligated to provide indemnification under
Article 7.

     j. "Initial Principals" has the meaning assigned to that term in the Preamble hereto.

     k.   "LLC" has the meaning assigned to that term in Recital A hereto.

     l. "LLC Agreement" has the meaning assigned to that term in Recital A hereto.

     m. "LLC Interests" has the meaning assigned to that term in Recital A hereto.

     n.   "Losses" has the meaning assigned to that term in Section 7.1.

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

     o. "Majority Vote" means the written approval of, or the affirmative vote by a majority in interest of, the Principals determined with reference to their percentage ownership of the minority interests in the LLC Interests immediately prior to the execution hereof.

     p. "Merger Agreement" has the meaning assigned to that term in Recital A hereto.

     q. "Permitted Transferee" means, with respect to any natural person, the parents, siblings, spouse, children (by birth or adoption) or spouses of children of that person and any trust, partnership, limited partnership, limited liability partnership or limited liability company created by or for one or more of the aforementioned individuals of which a Principal is the voting trustee, general partner, managing member or otherwise possesses the power to vote the Common Stock held by that entity.

     r. "Person" means any individual, partnership, limited liability company, corporation, association, trust, joint venture or governmental, business or other entity.

     s. "Principals" has the meaning assigned to that term in the Preamble hereto.

     t.   "Principals' Representative" has the meaning assigned to that term in
Section 8.12.

     u. "Principals' Representative Agreement" has the meaning assigned to that term in Section 8.12.

     v. "Subsidiary" means any Person of which (1) more than 25% of either the equity interests or the voting control is, directly or indirectly, through Subsidiaries or otherwise, beneficially owned by that Person or (2) the LLC or that Person either serves as the general partner or managing member.

     w. "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Internal Revenue code of 1986, as those regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     x.   "Undertaking" has the meaning assigned to that term in Section 2.5.

                                    ARTICLE 2
              PURCHASE AND SALE OF THE LLC INTERESTS; CONSIDERATION

     2.1 Purchase and Sale of the LLC Interests. In exchange for the consideration specified herein, and upon and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), the Principals shall assign, transfer, convey and deliver all of the LLC Interests to Balentine free and clear of any and all liens, claims, charges, conditions, restrictions, security interests, equities or equitable interests, proxies, pledges, options, escrows, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings, adverse claims, obligations or other encumbrances of any kind (including, without limitation, any restriction on voting, transfer, receipt of income or exercise of any other attributes of ownership whether written or oral and whether or not relating in any way to credit or the borrowing of money) ("Encumbrances"). Each Principal hereby acknowledges and agrees that, after the foregoing purchase and sale, he, she or it will no longer have any right of ownership or other beneficial interest (directly or indirectly) in or to the LLC. The date on which Closing occurs is referred to herein as the "Closing Date." The Closing Date shall be July 1, 2004 or such other date to which the parties mutually agree.

     2.2  Consideration.

          a. As consideration for the Initial Principals' relinquishing their rights to receive further payments of the purchase price under the Merger Agreement, and subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, at Closing, Balentine shall pay and deliver to each Initial Principal or cause to be paid and delivered to each Initial Principal the number of shares of Common Stock set forth opposite that Principal's name on Schedule 2 attached hereto.

          b. As consideration for the Principals' LLC Interests, and subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, at Closing, Balentine shall pay and deliver or cause to be paid and delivered to each Principal the cash set forth opposite that Principal's name on Schedule 3 attached hereto.

          c. The parties acknowledge that the stock and cash described in Sections 2.2(a) and 2.2(b) above represent the fair value for the Initial Principals' relinquishing their rights to receive further payments of purchase price under the Merger Agreement and the fair value for the Principals' selling their LLC Interests, respectively, determined on an arms' length basis by Balentine as a willing buyer, on the one hand, and the Initial Principals and the Principals as willing sellers, on the other hand.

     2.3 Relinquishment of Rights Under the Merger Agreement. By his, her or its execution hereof, except as otherwise provided in the following sentence, each Initial Principal, Balentine, WTI and WTC hereby consent to the termination of the Merger Agreement, effective as of the Closing, and, on behalf of himself, herself or itself and his, her or its heirs, executors, administrators, successors and assigns, relinquishes, upon that termination, any and all right, title and interest thereunder, whether now or hereafter existing, including, without limitation, under Section 3.1 thereof. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 7.1, 7.2 and 8.2 of the Merger Agreement shall survive the Closing. However, the Initial Principals acknowledge that the Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission on January 4, 2002 will be amended to continue to permit the resale of the Common Stock previously issued to the Initial Principals under the Merger Agreement but not the Common Stock issuable to the Initial Principals hereunder or in the future. WTC shall use its reasonable best efforts to maintain that Registration Statement in effect to the extent necessary to enable the Initial Principals to resell freely the Common Stock previously issued to them under the Merger Agreement.

     2.4 Relinquishment of Rights Under LLC Agreement. By his, her or its execution hereof, except as otherwise provided herein, each Principal hereby relinquishes, effective as of the Closing, on behalf of himself, herself or itself and his, her or its heirs, executors, administrators, successors and assigns, any and all right, title and interest under the LLC Agreement (including any interest in any Capital Account balance or right to receive distributions associated with his, her or its LLC Interest), whether now or hereafter existing, including, without limitation, under Section 5.2, 5.13,
Article 7 or Section 12.2(b) thereof. Without limiting the generality of the foregoing:

          a. Each Principal who is also a member of the Board of Managers, an officer or the "tax matters partner" (or "tax matters member") of the LLC hereby resigns all such positions effective as of Closing; and

          b. Each Principal acknowledges that he, she or it shall no longer have any right as a member or a manager of the LLC after Closing.

     By its execution hereof, except as otherwise specifically provided herein, each of Balentine, WTI and WTC hereby relinquishes as to each Principal only, on behalf of itself and its successors and assigns, any and all right, title and interest under the LLC Agreement, effective as of the Closing, whether now or hereafter existing; provided that nothing herein shall be deemed to affect the existence of the LLC, terminate the LLC Agreement or in any manner restrict, modify or alter any of Balentine's, WTI's or WTC's rights thereunder as to any Person other than the Principals.

     Notwithstanding the foregoing or anything to the contrary herein:

          x.   Each Principal shall be entitled to a distribution under Section
6.3 of the LLC Agreement in respect of the second quarter of 2004, which shall be paid in the ordinary course following Closing;

          y. The provisions of Section 10.3 of the LLC Agreement shall survive the Closing; and

          z. Each Principal agrees that the provisions of Article 11 of the LLC Agreement shall continue to apply to it following Closing as if it were a member of the LLC following Closing.

     2.5 Provisions Relating to BMI. By his, her or its execution hereof, each Principal hereby:

          a.   Resigns as a director and/or officer of BMI, as applicable;

          b. Acknowledges that BMI's Bylaws may be changed, amended or modified without his, her or its consent; and

          c. Acknowledges that the undertaking of Balentine Holdings, Inc. dated April 30, 2003 (the "Undertaking") may be rescinded, amended or modified without his, her or its consent.

          In addition, each natural person Principal acknowledges that the employment agreement to which he or she is a party with BMI remains in full force and effect and is unaffected hereby.

                                    ARTICLE 3
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PRINCIPAL

     As an inducement to each of Balentine, WTI and WTC to enter into this Agreement and perform its obligations hereunder, each Principal hereby represents, warrants and covenants to each of Balentine, WTI and WTC as follows:

     a. Ownership; Authority. Each Principal owns the LLC Interest set forth in Schedule 1 free and clear of any Encumbrances, except for restrictions imposed by federal or applicable state securities laws. The LLC Interests constitute all ownership and other beneficial interest each Principal has in the LLC. Each Principal has all requisite power and authority to execute and deliver this Agreement, perform his, her or its obligations hereunder and carry out the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of each Principal, enforceable against him, her or it in accordance with its terms and conditions, except that (1) that enforcement may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and (2) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     b. Noncontravention. The execution, delivery and performance hereof by each Principal and the consummation of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (1) violate any law, statute, rule, regulation or executive order to which any Principal is subject (including, without limitation, applicable federal or state banking, securities or corporation statutes and the rules and regulations promulgated thereunder), (2) violate any judgment, order, writ or decree of any court or regulatory body applicable to any of them or (3) result in the violation of or conflict with any term, covenant, condition or provision of any commitment, contract or other agreement or instrument to which any Principal is a party or to which he, she or it or any of his, her or its assets is subject, or otherwise require the consent of any third party that has not been obtained or will not be obtained prior to Closing.

     c.   Investment Representations.

          (1) Each Initial Principal will acquire the shares of Common Stock issuable to him, her or it hereunder for his, her or its own account for investment and not for sale or with a view to distribution thereof or with any present intention of selling or distributing all or any part thereof. Each Initial Principal acknowledges that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state or other jurisdiction, and cannot be disposed of unless registered under the Securities Act and any applicable state laws or an exemption from that registration is available. Each Initial Principal agrees not to sell, transfer, hypothecate, pledge or alienate any of the Common Stock he, she or it receives hereunder for at least three years after the date hereof and thereafter only in compliance with applicable federal and state laws, and acknowledges that the shares of Common Stock he, she or it receives hereunder will bear a legend reflecting those restrictions. Notwithstanding the preceding sentence, an Initial Principal may transfer all or any portion of the Common Stock issuable to him, her or it hereunder to one or more Permitted Transferees who agree to be bound by the terms and conditions hereof; provided that any such transfer to a Permitted Transferee must constitute a bona fide gift from the Initial Principal.

          (2) Each Initial Principal is sufficiently knowledgeable and experienced in making investments of this type as to be able to evaluate the risks and merits of his, her or its investment in those shares of Common Stock and is able to bear the economic risk of his, her or its investment in the Common Stock.

          (3) Each Initial Principal is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

          (4) Each Initial Principal acknowledges that he, she or it has received (A) WTC's 2003 annual report prepared in accordance with Rule 14a-3 under the Exchange Act, (B) WTC's Form 10-K for the year ended December 31, 2003; (C) WTC's definitive proxy statement for its 2004 annual shareholders' meeting; (D) WTC's Form 10-Q for the quarter ended March 31, 2004; (E) all other reports and statements filed by WTC with the SEC under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since December 31, 2003; (F) the description of the Common Stock contained in pages 27 through 29 of the proxy statement of Wilmington Trust Company dated March 25, 1991; and (G) the description of WTC's preferred stock purchase rights contained in WTC's Registration Statement on Form 8-A filed on January 28, 1995. Each Initial Principal acknowledges that he, she or it has been provided with an opportunity to review each exhibit to each of the documents described in this Section (c)(4) of Article 3 a reasonable time prior to the date of this Agreement.

          (5) Each Initial Principal acknowledges that he, she or it has been provided with an opportunity to ask questions of and receive answers concerning the terms and conditions of the offering of Common Stock in connection with this transaction and to obtain any additional information that WTC possesses or can acquire without unreasonable effort or expense that is necessary to verify the information furnished pursuant to Section (c)(4) of Article 3.

          (6) Each Initial Principal acknowledges that his or her residence or its principal business address is set forth under his, her or its name on the signature pages hereto.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                             BALENTINE, WTI AND WTC

     As an inducement to the Principals to enter into this Agreement and perform their obligations hereunder, each of Balentine, WTI and WTC represents and warrants to the Principals as follows:

     a. Organization and Authority. Balentine is a corporation duly organized, validly existing and in good standing under Georgia law, WTI and WTC are corporations duly organized, validly existing and in good standing under Delaware law and each has the power and authority to execute and deliver this Agreement, perform its obligations hereunder and carry out the transactions contemplated hereby.

     b. Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Balentine, WTI and WTC, and the resolutions adopted by the Board of Directors of each of Balentine, WTI and WTC evidencing that authorization are duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect.

     c. Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of each of Balentine, WTI and WTC enforceable against it in accordance with its terms, except that (1) that enforcement may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and (2) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     d. Noncontravention. The execution, delivery and performance of this Agreement by each of Balentine, WTI and WTC and the consummation of the transactions contemplated hereby does not and will not, with or without the giving of notice or the lapse of time, or both, (1) violate any provision of law, statute, rule, regulation or executive order to which any of them is subject (including, without limitation, applicable federal and state banking, securities and corporation statutes and the rules and regulations promulgated thereunder), (2) violate any judgment, order, writ or decree of any court or regulatory body applicable to any of them or (3) result in the violation of or conflict with any term, covenant, condition or provision of any commitment, contract or other agreement or instrument to which any of them is a party or to which any of them or any of their assets is subject, or otherwise require the consent of any third party which has not been obtained or will not be obtained prior to Closing.

     e. Common Stock. Each of the shares of Common Stock to be issued by WTC hereunder shall be duly authorized, validly issued, fully paid and nonassessable, will be issued free and clear of any Encumbrances or preemptive rights, and will be listed, subject to official notice of issuance, on the New York Stock Exchange.

                                    ARTICLE 5
                                     CLOSING

     The Closing for the sale and purchase of the limited liability company interests shall take place at the offices of the LLC, 3455 Peachtree Road, Suite 2000, Atlanta, Georgia 30326, or at such other place as the parties may mutually agree. Balentine, WTI and WTC, on the one hand, and the Principals, on the other hand, may mutually agree that the Closing may take place by telephone, facsimile transmission or through the use of mail or an overnight delivery service.

                                    ARTICLE 6
               CONDITIONS PRECEDENT TO AND OBLIGATIONS AT CLOSING

     6.1 Conditions to Obligations of Principals. The obligations of the Principals to effect the transactions contemplated hereby are subject to the satisfaction of the conditions that the representations and warranties of Balentine, WTI and WTC set forth herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Principals shall have received a certificate in the form of Exhibit A attached hereto, signed on behalf of each such entity, to that effect. That certificate shall be deemed to be a representation and warranty of each such entity as of the time immediately preceding Closing.

     6.2 Conditions to Obligations of Balentine, WTI and WTC. The obligations of Balentine, WTI and WTC to effect the transactions contemplated hereby are subject to the satisfaction of the conditions that (a) the representations, warranties and covenants of the Principals set forth herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, and (b) Balentine, WTI and WTC shall have received a certificate in the form of Exhibit B attached hereto, signed by each Principal, to that effect. That certificate shall be deemed to be a representation, warranty and covenant of each Principal as of the time immediately preceding Closing.

     6.3 Obligations of the Principals at Closing. Effective on and after the Closing Date, the Principals hereby assign and transfer, and are deemed to have assigned and transferred, unto Balentine the LLC Interests and are deemed to have irrevocably constituted and appointed the Secretary of the LLC as attorney to transfer the LLC Interests on the books of the LLC with full power of substitution in the premises.

     6.4 Obligations of Balentine at Closing. At Closing, Balentine shall deliver or cause to be delivered the purchase price by delivering to each Initial Principal the shares of Common Stock in the amount set forth opposite that Initial Principal's name on Schedule 2 attached hereto and to each Principal cash in the amount set forth opposite that Principal's name on
Schedule 3 attached hereto by wire transfer, or in such other form of immediately available funds. If by wire transfer, the cash shall be delivered pursuant to the instructions set forth in Exhibit C attached hereto.

                                    ARTICLE 7
                                 INDEMNIFICATION

     7.1 Indemnification by the Principals. Subject to the provisions of this
Article 7, each Principal shall defend, indemnify, save and hold Balentine, WTI and WTC and their respective Affiliates, and the shareholders, directors, officers, employees and agents of each of the foregoing, harmless from and against any and all actions, suits, claims, proceedings, demands, assessments, judgments, costs, losses, liabilities, damages, deficiencies and expenses (including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all reasonable amounts paid in the investigation, defense or settlement of any of the foregoing) (collectively, "Losses") incurred in connection with, arising out of, or resulting from (a) any misrepresentation or breach of any representation or warranty by any Principal herein or (b) any breach of any covenant or agreement to be performed pursuant to this Agreement by any of the Principals herein; provided that each Principal shall be obligated to pay only that Principal's pro rata share of any such Losses. The pro rata share shall be such Principal's ownership of the Principals' minority interest in the LLC immediately prior to the execution hereof.

     7.2 Indemnification by Balentine, WTI and WTC. Subject to the provisions of this Article 7, each of Balentine, WTI and WTC shall defend, indemnify, save and hold the Principals harmless from and against any and all Losses incurred in connection with, arising out of or resulting from any misrepresentation or breach of any warranty, covenant or agreement by any of Balentine, WTI or WTC herein.

     7.3 Limitation. No amount shall be recoverable under this Article 7 by Balentine, WTI or WTC, on the one hand, or the Principals, on the other hand, until the total amount of Losses suffered by them to date exceeds $10,000. Further, the indemnification provided by Section 7.1 shall terminate one year following the Closing and shall be limited to (a) an amount not exceeding the amount of the total payments (including the fair market value of any Common Stock on the date initially delivered) made to all of the Principals under
Section 2.2 and (b) with respect to each Principal, an amount not exceeding the amount of the total payments (including the fair market value of any Common Stock on the date initially delivered, if applicable) made under Section 2.2 to that Principal.

     7.4 Defense of Claims. If any action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action is filed or initiated against an Indemnified Party with respect to a matter subject to an indemnification claim by that Indemnified Party, the Indemnified Party shall give written notice thereof to the Indemnifying Party or Parties as promptly as practicable, and in any event within 20 days after service of the citation or summons, but the failure of an Indemnified Party to give timely notice shall not affect the rights of that party to indemnification hereunder to the extent that that failure does not prejudice the Indemnifying Party. After that notice and a reasonable period of time to allow for analysis of the claim, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is obligated under the terms of its indemnity hereunder for all liabilities of the Indemnified Party in connection with that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, the Indemnifying Party shall be entitled, if it so elects and with counsel reasonably satisfactory to the Indemnified Party, to take control of the defense and investigation of that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action and to employ and engage attorneys to handle and defend the same, at the Indemnifying Party's cost, risk and expense, except that, if the Indemnifying Party elects not to assume that defense or counsel for the Indemnified Party determines in good faith and advises the Indemnifying Party in writing that there are issues that raise conflicts of interest between the Indemnifying Party and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him, her or it, and the Indemnifying Party shall pay all reasonable fees and expenses of that counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that (1) the Indemnifying Party shall be obligated pursuant to this Article 7 to pay for only one firm of counsel (unless the use of one counsel for that Indemnified Party would present that counsel with a conflict of interest) for all Indemnified Parties in any jurisdiction and (2) the Indemnified Party cooperates in the defense of any such matter. If the Indemnifying Party assumes the control of that defense, the Indemnified Party must cooperate in all reasonable respects, at the Indemnifying Party's request and cost, risk and expense, with the Indemnifying Party and his, her or its attorneys in the investigation, trial and defense of that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action and any appeal arising therefrom; provided that the Indemnified Party may, at his, her or its own cost, participate in the investigation, trial and defense of that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action and any appeal arising therefrom. The Indemnifying Party shall keep the Indemnified Party apprised of the status of the action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, furnish the Indemnified Party with all documents and information the Indemnified Party reasonably requests in connection therewith, and consult with the Indemnified Party before acting on major matters involved in that action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, including settlement discussions. Unless the Indemnified Party receives a complete release from all matters involved in the dispute, no settlement of any action for which indemnification may be payable hereunder shall be made without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall be entitled to defend, settle or proceed in such other manner as it deems fit, in its sole discretion, in connection with any action, suit, claim, proceeding, demand, assessment or enforcement action with respect to which the Indemnifying Party has not acknowledged its obligations in writing in accordance with the foregoing; and no reasonable action taken by the Indemnified Party in connection therewith shall affect or limit the obligations of the Indemnifying Party pursuant to this Article 7.

     If the Indemnifying Party assumes the control of that defense as provided above but subsequently, in the course of defending the matter, comes to believe that the matter is not properly an obligation of that Indemnifying Party, the Indemnifying Party may with reasonable promptness advise the Indemnified Party of that new information. In that case, (a) if the Indemnified Party then agrees with the Indemnifying Party, the Indemnifying Party and the Indemnified Party shall make mutually satisfactory arrangements for the Indemnified Party to assume the defense of that matter and to repay the Indemnifying Party for any amounts reasonably expended by him, her or it pursuant to this Article 7 with respect to that matter, and (b) if the Indemnified Party does not then agree with the Indemnifying Party, the Indemnifying Party shall have the right to commence legal proceedings to determine whether the matter is subject to indemnification by the Indemnifying Party; provided that, in the case of clause
(b), the

Indemnifying Party shall continue to be obligated to defend the Indemnified Party with respect to that matter and to otherwise make the payments required by this Article 7 until that dispute is finally adjudicated by a court of competent jurisdiction and all rights to appeal with respect thereto have expired.

     7.5 Prompt Payment. Any indemnity payable pursuant to this Article 7 shall be paid within the later of ten days of the Indemnified Party's request therefor or five days prior to the date on which the liability upon which the indemnity is based is required to be paid by the Indemnified Party; provided that, if it is finally determined by a court of competent jurisdiction and all rights to appeal have expired that the Indemnifying Party is not liable under this Article 7 with respect to a Loss, nothing in this Section 7.5 shall give the Indemnified Party any independent right to sue for a violation of this Agreement.

     7.6 Sole Remedy. After the Closing, each party's sole and exclusive remedy for any breach of this Agreement by any other party shall be the provisions in this Article 7; provided, however, that nothing set forth in this Article 7 shall be deemed to prohibit or limit any party's right at any time on or after the Closing Date to seek injunctive or equitable relief for the failure of any other party to perform any covenant or agreement contained herein or to seek any other relief based upon fraud or intentional misrepresentation.

     7.7 Certain Reductions; Subrogation. All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds received by the Indemnified Party as a result of the Losses for which the Indemnified Party is seeking indemnification. If an Indemnifying Party is obligated to indemnify an Indemnified Party pursuant to this Article 7, the Indemnifying Party shall, upon payment of that indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Losses to which that indemnification relates; provided that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this Article 7 in connection with that Loss.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated hereby. Except as provided in
Article 7, all covenants herein not fully performed shall survive the Closing Date and continue thereafter until performed fully.

     8.2 Waivers. Any waiver of any term or condition or of the breach of any covenant, representation or warranty herein in any one instance shall not operate as or be deemed to be a further or continuing waiver of any other breach of that term, condition, covenant, representation or warranty or of any other term, condition, covenant, representation or warranty. No failure or delay at any time to enforce or require performance of any provision hereof shall operate as a waiver of or affect in any manner a party's right at a later time to enforce or require performance of that provision or any other provision hereof. No such waiver, unless by its own terms it explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived, and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom that waiver is claimed in all other instances or for all other purposes to require full compliance.

     8.3 Modifications. Except as otherwise expressly provided herein, neither this Agreement (including the exhibits and schedules hereto) nor any term hereof or thereof may be changed, amended, modified, waived, discharged or terminated except to the extent the same is evidenced by the written consent of the party against whom enforcement of that change or modification is sought.

     8.4 Further Assurances. Each party agrees to execute any and all additional documents and instruments and to take any and all additional actions as any other party may reasonably request in order to effectuate the terms and purposes hereof and the transactions contemplated hereby.

     8.5 Governing Law; Consent to Jurisdiction. This Agreement shall be construed under and governed by Georgia law, without giving effect to the choice or conflicts of law provisions thereof. Each of Balentine, WTI and WTC hereby agrees to submit to the jurisdiction of the courts of the State of Georgia and the courts of the United States of America located in the Northern District in the State of Georgia in any action or proceeding arising out of or relating to this Agreement. Each Principal hereby agrees to submit to the jurisdiction of the courts of the State of Delaware and to the courts of the United States of America located in Delaware in any action or proceeding arising out of or relating to this Agreement.

     8.6 Notices.

          a. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and sent as provided in
Section 8.6(b) hereof:

          (1)  If to Balentine, WTI or WTC, to:

               Wilmington Trust Corporation
               Rodney Square North
               1100 North Market Street
               Wilmington, DE 19890

               Attention: David R. Gibson,
                          Executive Vice President
               with a copy to:

               Wilmington Trust Corporation
               Rodney Square North
               1100 North Market Street
               Wilmington, DE 19890

               Attention: Gerard A. Chamberlain
                          Vice President

          (2)  If to the Principals, to

               c/o Balentine Delaware Holding Company, LLC
               3455 Peachtree Road
               Suite 2000
               Atlanta, GA 30326

               with a copy to:

               Jeffrey P. Adams
               3455 Peachtree Road
               Suite 2000
               Atlanta, GA 30326

          b. All notices and other communications required or permitted hereunder that are addressed as provided in this Section 8.6, (1) if delivered personally against proper receipt shall be effective upon delivery, if sent by certified or registered mail with postage prepaid, shall be effective upon receipt or (2) if sent by Federal Express or a similar nationally recognized overnight courier service with courier fees paid by the sender, shall be effective one business day after mailing. A party may change its address for the purpose of notices to that party from time to time by a similar notice specifying a new address, but no such change shall be deemed to have been given unless it is sent and received in accordance with this Section 8.6.

     8.7 Assignability. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party to any other Person without the prior written consent of the other parties, except that Balentine, WTI and/or WTC may, with notice to the other parties, assign any or all of its interests herein and its rights and obligations hereunder to any entity directly or indirectly wholly owned by WTC, provided in every instance that Balentine, WTI and WTC shall remain fully liable for all of their obligations hereunder following any such assignment and shall in no way be released from this Agreement thereby. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.8 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

     8.9 Number and Gender. Whenever used herein, the singular number shall include the plural, the plural shall include the singular unless the context otherwise requires and the use of any gender shall include all genders.

     8.10 Severability. The invalidity or unenforceability of any nonmaterial provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects by interpreting that invalid or unenforceable provision as nearly to the original meaning as possible so as to make it valid and enforceable or, if that is not possible or permitted by applicable law, by omitting that invalid or unenforceable provision.

     8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.12 Principals' Representative. Each Principal has appointed Robert M. Balentine as his or its representative, agent and attorney-in-fact ("Principals' Representative") pursuant to an agreement in the form of Exhibit D ("Principals' Representative Agreement") and has provided to the Principals' Representative the full legal authority, capacity, and power to act on behalf of that Principal with respect to any matters arising under this Agreement or in connection therewith. Each of Balentine, WTI and WTC shall be entitled to rely, and shall in no way be liable for relying, on the full legal authority, capacity, and power of the Principals' Representative to act on behalf of each Principal with respect to any matter arising hereunder or in connection herewith without further inquiry. Each Principal shall hold each of Balentine, WTI and WTC harmless from any liability or loss arising out of the reliance by any of them on that power-of-attorney. If the Principals, by Majority Vote, provide each of Balentine, WTI and WTC with 30 days' notice that Robert M. Balentine has been terminated as Principals' Representative, Balentine, WTI and WTC shall cease to rely on Robert M. Balentine as Principals' Representative and shall rely on any successor Principals' Representative who those Principals so designate as the new Principals' Representative.

                            [Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                 BALENTINE HOLDINGS, INC.

                                 By: /s/ David R. Gibson                 (SEAL)
                                    ------------------------------------
                                    Name: David R. Gibson
                                    Title: Executive Vice President
                                    Address: Rodney Square North
                                             1100 North Market Street
                                             Wilmington, DE  19890

                                 /s/ Rober M. Balentine                  (SEAL)
                                 ---------------------------------------
                                 ROBERT M. BALENTINE
                                 Address: 3015 Andrews Drive
                                          Atlanta, GA  30305


                                 /s/ B. Clayton Rolader                  (SEAL)
                                 ---------------------------------------
                                 B. CLAYTON ROLADER
                                 Address: 5050 Riverview Road
                                          Atlanta, GA  30327

                                 /s/ Jeffrey P. Adams                    (SEAL)
                                 ---------------------------------------
                                 JEFFREY P. ADAMS
                                 Address: 901 Hawick Drive
                                          Atlanta, GA  30327

                                 /s/ Robert E. Reiser, Jr.               (SEAL)
                                 ---------------------------------------
                                 ROBERT E. REISER, JR.
                                 Address: 304 The Prado
                                          Atlanta, GA  30309

                                 /s/ Gary B. Martin                      (SEAL)
                                 ---------------------------------------
                                 GARY B. MARTIN
                                 Address: 116 Peachtree Battle Avenue
                                          Atlanta, GA  30305

                    [Signatures continue on following page.]

                   [Signatures continued from preceding page.]

                                 /s/ Wesley A. French                    (SEAL)
                                 ---------------------------------------
                                 WESLEY A. FRENCH
                                 Address: 3283 Wood Valley Road
                                          Atlanta, GA  30327

                                 /s/ Michael E. Wolf                     (SEAL)
                                 ---------------------------------------
                                 MICHAEL E. WOLF
                                 Address: 5398 Trowbridge Place
                                          Dunwoody, GA  30338

                                 THE 1999 BALENTINE FAMILY TRUST

                                 By: /s/ Jeffrey P. Adams
                                     --------------------
                                     Name: Jeffrey P. Adams
                                     Title: Trustee
                                     Address: 3455 Peachtree Road
                                              Suite 2000
                                              Atlanta, GA 30326

                                 THE ROBERT M. BALENTINE INSURANCE TRUST

                                 By: /s/ Lillian A. Balentine Law
                                     -----------------------------------
                                     Name: Lillian A. Balentine Law
                                     Title: Trustee
                                     Address: c/o Lillian A. Balentine Law
                                                  47 28th Street, NW
                                                  Atlanta, GA 30309

                    [Signatures continue on following page.]

                   [Signatures continued from preceding page.]

                                 /s/ Marcia M. Murray                    (SEAL)
                                 ---------------------------------------
                                 MARCIA M. MURRAY
                                 Address: 524 Ivy Place
                                          Atlanta, GA 30305

                                 /s/ S. Brittain Ellis Prigge            (SEAL)
                                 ---------------------------------------
                                 S. BRITTAIN ELLIS PRIGGE
                                 Address: 2557 Dellwood Drive
                                          Atlanta, GA  30305

                                 /s/ Dorsey D. Farr                      (SEAL)
                                 ---------------------------------------
                                 DORSEY D. FARR
                                 Address: 3955 North Ivy Road, N.E.
                                          Atlanta, GA  30342

                    [Signatures continue on following page.]